UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2014

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31486 (Commission File Number)	06-1187536 (IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut (Address of principal executive offices)	06702 (Zip code)

Registrant’s telephone number, including area code:  (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2014, Webster Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $150,000,000 in aggregate principal amount of the Company’s 4.375% Senior Notes due 2024 (the “Notes”), in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on December 20, 2011 (Registration No. 333-178642).

The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                      Other Events.

On February 4, 2014, the Company issued a press release announcing that the Company priced the Offering of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1 99.1
Underwriting Agreement, dated February 4, 2014, between Webster Financial Corporation and Jefferies LLC, as representative of the several underwriters named in Schedule I thereto.

Press Release, dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: February 6, 2014	By: /s/ Glenn I. MacInnes Name: Glenn I. MacInnes Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1 99.1
Underwriting Agreement, dated February 4, 2014, between Webster Financial Corporation and Jefferies LLC, as representative of the several underwriters named in Schedule I thereto.

Press Release, dated February 4, 2014.